                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 1, 2001, included in Argosy Education Group, Inc. and Subsidiaries' Form 10-K/A for the year ended August 31, 2000 and our report dated November 19, 2001, included in Argosy Education Group. Inc. and Subsidiaries' Form 10-K for the year ended August 31, 2001, and to all references to our Firm included in this Registration Statement.

                                        /s/ Arthur Andersen LLP

Chicago, Illinois
November 26, 2001